EXHIBIT 23.3
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form SB-2 A6 of our report dated December 14, 2004, relating to the financial statements of Esesis, Inc. as of June 30, 2004, and the year then ended and the reference to our firm as experts in the Registration Statement.


s/Stark Winter Schenkein & Co., LLP

Stark Winter Schenkein & Co., LLP
Certified Public Accountants


May 5, 2005
Denver, Colorado